SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 24, 2003

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA		94041

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 623-8800

(Former name or former address if changed since last report)

Item 5. Other Events.

On November 24, 2003, IMPAC Medical Systems, Inc. (“IMPAC”) issued a press release announcing that it had entered into a definitive asset purchase agreement to acquire substantially all of the assets and certain liabilities of Tamtron Corporation and Medical Registry Services, Inc., the PowerPath® pathology information management and cancer registry information system businesses of IMPATH Inc. (“IMPATH”). The transaction is valued at approximately $22 million in cash and the assumption of certain liabilities.

IMPATH, Tamtron Corporation and Medical Registry Services, Inc. are operating as debtors-in-possession in a chapter 11 case under the Bankruptcy Code, and the transaction is subject to Bankruptcy Court approval of IMPAC as the “stalking horse” bidder in a competitive auction process and other customary closing conditions. IMPATH filed the agreement with the Bankruptcy Court on November 24, 2003 and asked the Bankruptcy Court to approve the bid and auction procedures. Pending approvals, the sale is expected to be completed in approximately 30 to 45 days, unless a superior offer is received in the auction.

Item 7. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

99.1	IMPAC Medical Systems, Inc. Press Release dated November 24, 2003.

99.2	Asset Purchase Agreement, dated as of November 24, 2003, by and among Tamtron Corporation, Medical Registry Services, Inc., and IMPAC Medical Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ Kendra A. Borrego

Kendra A. Borrego Chief Financial Officer

Date: November 25, 2003

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EXHIBIT INDEX

Exhibit No.	Description

99.1	IMPAC Medical Systems, Inc. Press Release dated November 24, 2003.

99.2	Asset Purchase Agreement, dated as of November 24, 2003, by and among Tamtron Corporation, Medical Registry Services, Inc., and IMPAC Medical Systems, Inc.